Exhibit 4.10

COLUMBIA CARE INC., AS ISSUER

AND

ODYSSEY TRUST COMPANY, AS TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 29, 2021

Providing for the issuance of US$74,500,000 aggregate principal amount of 6.00%

Senior Secured Convertible Notes due June 29, 2025

(i)

ADDENDA

Schedule “A”	FORM OF NOTE CERTIFICATE
Schedule “B”	FORM OF NOTICE OF CONVERSION

(ii)

THIS SECOND SUPPLEMENTAL INDENTURE dated as of June 29, 2021

BETWEEN:

COLUMBIA CARE INC., a company subsisting under the laws of the Province of British Columbia (hereinafter called the “Issuer”)

- and -

ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of the Province of Alberta authorized to carry on the business of a trust company in British Columbia (hereinafter called the “Trustee”).

WHEREAS the Issuer has entered into a master trust indenture (the “Indenture”) with the Trustee dated as of May 14, 2020 which provides for the issuance of one or more series of notes by way of Supplemental Indentures;

AND WHEREAS pursuant to Section 14.5 of the Indenture, the Issuer and the Trustee may enter into Supplemental Indentures providing for the issue of any series of notes and for establishing the terms, provisions and conditions of a particular series of Notes;

AND WHEREAS this Second Supplemental Indenture is entered into for the purpose of providing for the issuance Notes to be designated as “6% Senior Secured Convertible Notes due June 29, 2025” pursuant to the Indenture and establishing the terms, provisions and conditions of the Notes;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee;

NOW THEREFORE THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITION AND INTERPRETATION

Section 1.1	To Be Read With Indenture.

This Second Supplemental Indenture is a supplemental indenture to the Indenture. The Indenture (except for Article 4) and this Second Supplemental Indenture will be read together and will have effect as though all the provisions of both indentures were contained in one instrument. If any terms of the Indenture are inconsistent with the express terms or provisions hereof, the terms of this Second Supplemental Indenture shall prevail to the extent of the inconsistency.

Section 1.2	Definitions.

All terms which are defined in the Indenture and used but not defined in this Second Supplemental Indenture have the meanings ascribed to them in the Indenture, as such meanings may be amended or supplemented by this Second Supplemental Indenture. In addition, the following terms shall have the meanings specified below:

“2025 Convertible Notes” means the 6% Senior Secured Convertible Notes due June 29, 2025.”

“2025 Convertible Notes Certificate” has the meaning given to it in Section 2.9.

“2025 Convertible Notes Maturity Date” has the meaning given to it in Section 2.4.

“2025 Convertible Notes Record Date” means the close of business on December 19 and June 19 immediately preceding the relevant Interest Payment Date.

“Additional 2025 Convertible Notes” means any 2025 Convertible Notes issued under and pursuant to the terms of and subject to the conditions of this Indenture after the initial Issue Date.

“Common Shares” means the common shares in the capital of the Issuer.

“Conversion Notice” has the meaning given to it in Section 3.1(h).

“Conversion Price” has the meaning given to it in Section 3.1(a).

“Conversion Share” has the meaning given to it in Section 3.1(a).

“Interest Payment Date” means June 29 and December 29 of each year that the 2025 Convertible Notes are outstanding and (except in respect of any Additional 2025 Convertible Notes) commencing on December 29, 2021.

“Interest Period” means the period commencing on the later of (a) the date of issue of the 2025 Convertible Notes and (b) the immediately preceding Interest Payment Date on which interest has been paid, and ending on the day immediately preceding the Interest Payment Date in respect of which interest is payable.

“Note Share” has the meaning given to it in Section 3.1(a).

Section 1.3	Conflicts with Indenture

In the event of any inconsistency between the meaning given to a term in the Indenture and the meaning given to the same term in this Second Supplemental Indenture, the meaning given to the term in this Second Supplemental Indenture shall prevail to the extent of the inconsistency; provided, however, that the terms and provisions of this Second Supplemental Indenture may modify or amend the terms and provisions of the Indenture solely as applied to the 2025 Convertible Notes.

Section 1.4	Headings, etc.

The division of this Second Supplemental Indenture into Articles, Sections and paragraphs, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Second Supplemental Indenture.

Section 1.5	Governing Law.

This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

ARTICLE 2

2025 CONVERTIBLE NOTES

Section 2.1	Creation and Designation of 2025 Convertible Notes

In accordance with the Indenture and this Second Supplemental Indenture, the Issuer is authorized to issue a series of Notes designated “6% Senior Secured Convertible Notes due June 29, 2025” having the terms set forth in this Article 2.

Section 2.2	Aggregate Principal Amount

The aggregate principal amount of 2025 Convertible Notes which may be issued under this Second Supplemental Indenture is unlimited, provided, however, that the maximum principal amount of 2025 Convertible Notes initially issued hereunder on the Issue Date shall be US$74,500,000. The Issuer may, from time to time, without the consent of any existing Holders but subject to Section 7.10 of the Indenture, create and issue Additional 2025 Convertible Notes hereunder having the same terms and conditions as the 2025 Convertible Notes in all respects, except for the date of issuance, issue price and first payment of interest thereon. Additional 2025 Convertible Notes so created and issued will be consolidated with and form a single series with the 2025 Convertible Notes.

Section 2.3	Authentication

The Trustee shall initially authenticate one or more Global Notes and/or Definitive Notes, as directed by the Issuer in the Authentication Order, for original issue on the Initial Issue Date in an aggregate principal amount of US$74,500,000 or otherwise to permit transfers or exchanges in accordance with Section 5.6 of the Indenture upon receipt by the Trustee of a duly executed Authentication Order. After the Initial Issue Date, subject to Section 2.2, the Issuer may issue, from time to time, and the Trustee shall authenticate upon receipt of an Authentication Order and the items listed in Section 3.2(d) of the Indenture, Additional 2025 Convertible Notes for original issue. Except as provided in Section 7.10 of the Indenture, there is no limit on the amount of Additional 2025 Convertible Notes that may be issued hereunder. Each such Authentication Order shall specify the principal amount of 2025 Convertible Notes to be authenticated and the date on which such 2025 Convertible Notes are to be authenticated. The aggregate principal amount of 2025 Convertible Notes outstanding at any time may not exceed the aggregate principal amount specified in the Authentication Orders provided in respect of original issues of 2025 Convertible Notes except as provided in Section 3.10 of the Indenture. For certainty, the Trustee shall not be obligated or liable to ensure that the Issuer is in compliance with the limitations in Section 7.10 of, or any other covenants under, the Indenture, and shall be entitled to rely on an Officers’ Certificate from the Issuer certifying such compliance for any Additional 2025 Convertible Notes so issued.

Section 2.4	Date of Issue and Maturity

The 2025 Convertible Notes will be dated June 29, 2021 and the 2025 Convertible Notes will become due and payable, together with all accrued and unpaid interest thereon, on June 29, 2025 (the “2025 Convertible Notes Maturity Date”).

Section 2.5	Currency

The principal of the 2025 Convertible Notes and interest thereon and all sums that may at any time become payable thereon, whether at 2025 Convertible Notes Maturity Date or otherwise, shall be payable in lawful money of the United States of America as provided herein.

Section 2.6	Interest

(a)

The 2025 Convertible Notes will bear interest on the unpaid principal amount thereof at the rate of 6% per annum from their respective Issue Date to, but excluding, the 2025 Convertible Notes Maturity Date, compounded semi-annually and payable in arrears on each Interest Payment Date. The first Interest Payment Date for the initial 2025 Convertible Notes will be December 29, 2021.

(b)

Interest will be payable in respect of each Interest Period (after, as well as before, the 2025 Convertible Notes Maturity Date, default and judgment, with interest overdue on principal and interest at a rate that is 1% higher than the applicable rate on the 2025 Convertible Notes) on each Interest Payment Date in accordance with Section 3.11 and Section 3.14 of the Indenture. Interest on the 2025 Convertible Notes will accrue from their respective Issue Date or, if interest has already been paid, from and including the last Interest Payment Date therefor to which interest has been paid or made available for payment. Interest will be computed on the basis of a 365-day or 366-day year, as applicable, and will be payable in equal semi-annual amounts; except that interest in respect of any period that is shorter than a full semi-annual interest period will be computed on the basis of a 365-day or 366- day year, as applicable, and the actual number of days elapsed in that period.

Section 2.7	Permitted Pari-Passu Indebtedness and First-Lien Indebtedness

The 2025 Convertible Notes authorized hereunder shall be deemed Permitted Pari Passu Indebtedness for the purposes of Section 7.10(b)(i) of the Indenture and shall be a direct senior secured obligation of the Issuer secured by a First-Priority Lien in certain Collateral of the Issuer and Guarantors in favour of the Collateral Trustee pursuant to the Security Documents and, for greater certainty, shall be First-Lien Indebtedness of the Issuer ranking equally and rateably with all other First-Lien Indebtedness of the Issuer pursuant to Section 2.1 of the Indenture.

Section 2.8	Optional Redemption

On or after June 29, 2023, the Issuer may, on any one or more occasions, redeem all or part of the 2025 Convertible Notes, upon not less than 15 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the 2025 Convertible Notes redeemed, plus accrued but unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), provided that the volume weighted average price of the Common Shares on the Canadian Securities Exchange or the Neo Exchange Inc. (the “Exchanges”) for 15 of the 30 trading days immediately preceding the day on which the Issuer exercises this redemption right, whichever is higher, exceeds 120% of the Conversion Price.

Section 2.9	Form of 2025 Convertible Notes

(a)

The Trustee shall authenticate one or more Global Notes and/or Definitive Notes in the form substantially set out in Schedule “A” hereto (the “2025 Convertible Notes Certificate”) with such insertions, deletions, substitutions and variations as may be required or permitted by the terms of the Indenture or as may be required to comply with any law or the rules of the Depository; and

(b)

the Notes shall bear such distinguishing letters, numbers and legends as the Trustee and the Issuer may approve, including such legend as may be set out in Schedule “A” hereto, notwithstanding Section 3.3 and Section 3.13 of the Indenture.

Section 2.10	Mandatory Redemption and Market Purchases

(a)

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2025 Convertible Notes; provided, however, that the Issuer may be required to offer to purchase the 2023 Notes pursuant to Sections 7.14 and 7.15 of the Indenture.

(b)

The Issuer may at any time and from time to time purchase the 2025 Convertible Notes (including any Additional 2025 Convertible Notes) by means other than a redemption, whether by a tender offer, open market purchases, negotiated transactions, private agreement or otherwise at any price in accordance with Applicable Securities Legislation, so long as such acquisition does not violate the terms of this Second Supplemental Indenture or the Indenture.

Section 2.11	Appointment

(a)	The Trustee will be the trustee for the 2025 Convertible Notes, subject to Article 13 of the Indenture.

(b)	The Issuer initially appoints CDS to act as Depository with respect to the 2025 Convertible Notes.

(c)

The Issuer initially appoints the Trustee at its corporate office in Vancouver, British Columbia to act as the Registrar, transfer agent, authentication agent and Paying Agent with respect to the 2025 Convertible Notes. The Issuer may change the Registrar, transfer agent, authentication agent or Paying Agent for the 2025 Convertible Notes at any time and from time to time without prior notice to the Holders of the 2025 Convertible Notes.

ARTICLE 3

CONVERSION OF NOTES

Section 3.1	Note Conversion.

(a)

The 2025 Convertible Notes shall be convertible, at the option of the holder thereof, from the date of issuance of the 2025 Convertible Notes until the date that is 10 days prior to the 2025 Convertible Notes Maturity Date (the “Conversion Period”) into common shares of the Issuer (the “Note Shares”) at a conversion price per Note Share equal to US$6.49 payable on the Business Day prior to the date of conversion (the “Conversion Price”), adjusted downwards for any cash dividends paid to holders of Common Shares, all subject to the terms and conditions and in the manner set forth herein.

(b)

For the purposes of this Section 3.1, a 2025 Convertible Note surrendered for conversion shall be deemed to be surrendered on the earlier of the date received by the Trustee or the 2025 Convertible Notes Maturity Date, provided that the register of the Trustee is open and received all necessary documentation in respect of the conversion; provided that if a 2025 Convertible Note is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(c)	[Intentionally Deleted]

(d)

Upon the delisting or suspension of trading of the Common Shares from both of the Exchanges for a period exceeding 30 consecutive trading days (provided that the Common Shares are not subsequently listed on another nationally recognized exchange), the Issuer is required to make an offer, at the option of each holder, to purchase all of the 2025 Convertible Notes in cash in an amount equal to the then applicable Redemption Price.

(e)

A beneficial Holder of uncertificated 2025 Convertible Notes evidenced by a security entitlement in respect of 2025 Convertible Notes in the book entry registration system who desires to convert his or her Notes must do so by causing a participant in the Depository’s book entry registration system for the 2025 Convertible Notes (the “Book Entry Only Participant”) to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to convert 2025 Convertible Notes in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to the Trustee confirmation of its intention to convert Notes (“Confirmation”) in a manner acceptable to the Trustee, including by electronic means through the book entry registration system.

(f)

A notice in form acceptable to the Book Entry Only Participant should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Trustee prior to the 2025 Convertible Note Maturity Date. The Depository will initiate the conversion by way of the Confirmation and the Trustee will execute the conversion by issuing to the Depository through the book entry registration system or as a physical certificate the Common Shares to which the exercising Holder is entitled pursuant to the conversion. Any expense associated with the conversion process will be for the account of the entitlement holder converting the 2025 Convertible Notes and the Book Entry Only Participant exercising the 2025 Convertible Note on its behalf.

(g)

By causing a Book Entry Only Participant to deliver notice to the Depository, a Holder shall be deemed to have irrevocably surrendered his or her Notes so converted and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the conversion and the receipt of Common Shares in connection with the obligations arising from such conversion.

(h)

Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the conversion to which it relates shall be considered for all purposes not to have been converted thereby. A failure by a Book Entry Only Participant to convert or to give effect to the settlement thereof in accordance with the Holders instructions will not give rise to any obligations or liability on the part of the Issuer or Trustee to the Book Entry Only Participant or the Holder.

(i)

Any conversion notice for the 2025 Convertible Notes substantially in the form as set out in Schedule “B” attached hereto (the “Conversion Notice”) referred to in this Article 3. shall be signed by the persons who are registered owners of Notes as such names appear on the register, and for greater certainty, shall include the Depository as well as the holders of uncertificated 2025 Convertible Notes appearing on the register of the Trustee (the “Registered Holder”), or its executors or administrators or other legal representatives or an attorney of the Registered Holder, duly appointed by an instrument in writing satisfactory to the Trustee but such conversion form need not be executed by the Depository.

(j)

Any conversion referred to in this Section 3.1 shall require that the original Conversion Notice executed by the Registered Holder or the Confirmation from the Depository must be received by the Trustee prior to the 2025 Convertible Note Maturity Date.

(k)

Notwithstanding the foregoing in this Section 3.1, a 2025 Convertible Notes may only be converted pursuant to this Section 3.1 by or on behalf of a Registered Holder, except the Depository or Holder, as applicable, who makes the certifications set forth on the Conversion Notice set out in Schedule “B” .

(l)

If the form of Conversion Notice set forth in the 2025 Convertible Notes Certificate shall have been amended, the Issuer shall cause the amended Conversion Notice to be forwarded to all Registered Holder.

(m)

Conversion Notices and Confirmations must be delivered to the Trustee at any time during the Trustee’s actual business hours on any Business Day prior to the 2025 Convertible Notes Maturity Date. Any Conversion Notice or Confirmations received by the Trustee after business hours on any Business Day will be deemed to have been received by the Trustee on the next following Business Day.

(n)

Any 2025 Convertible Notes with respect to which a Conversion Notice or a Confirmation is not received by the Trustee prior to the 2025 Convertible Notes Maturity Date shall be deemed to have expired and become void and all rights with respect to such 2025 Convertible Notes shall terminate and be cancelled.

Section 3.2	Conversion by U.S. Persons.

(a)

The 2025 Convertible Notes issuable pursuant to this Second Supplemental Indenture and the Common Shares issuable on the conversion thereof have not been, and will not be, registered under the U.S. Securities Act or the securities laws of any state of the United States.

(b)

Each 2025 Convertible Notes Certificate originally issued in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person, and all certificates representing Common Shares issued on the conversion thereof, and all certificates issued in exchange or in substitution thereof or upon transfer thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THESE SECURITIES, AGREES FOR THE BENEFIT OF COLUMBIA CARE INC. (THE “CORPORATION”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO ODYSSEY TRUST COMPANY AND TO THE ISSUER TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

No transfer of 2025 Convertible Notes evidenced by a 2025 Convertible Notes Certificate bearing the legend set forth in Section 3.2(b) above shall be made except in accordance with the requirements of such legend and subject to this Second Supplemental Indenture.

Section 3.3	Transfer Fees and Taxes.

If any Common Shares are to be issued to a person or persons other than the Registered Holder, the Registered Holder shall execute the form of transfer and will comply with such reasonable requirements as the Trustee may stipulate and will pay to the Issuer or the Trustee on behalf of the Issuer, all applicable transfer or similar taxes and the Issuer will not be required to issue or deliver certificates evidencing the Common Shares unless or until such Holder shall have paid to the Issuer or the Trustee on behalf of the Issuer, the amount of such tax or shall have established to the satisfaction of the Issuer and the Trustee that such tax has been paid or that no tax is due.

Section 3.4	Note Agency.

To facilitate the exchange, transfer or conversion of 2025 Convertible Notes and compliance with such other terms and conditions hereof as may be required, the Issuer has appointed the principal office of the Trustee in the city of Vancouver (the “Note Agency”), as the agency at which 2025 Convertible Notes may be surrendered for exchange or transfer or at which 2025 Convertible Notes may be converted and the Trustee has accepted such appointment. The Issuer may from time to time designate alternate or additional places as the Note Agency (subject to the Trustee’s prior approval) and will give notice to the Trustee of any proposed change of the Note Agency. Branch registers shall also be kept at such other place or places, if any, as the Issuer, with the approval of the Trustee, may designate. The Trustee will from time to time when requested to do so by the Issuer or any Registered Holder, upon payment of the Trustee’s reasonable charges, furnish a list of the names and addresses of Registered Holder showing the number of 2025 Convertible Notes held by each such Registered Holder.

Section 3.5	Securities Restrictions.

Notwithstanding anything herein contained, Common Shares will be issued upon conversion of a Holder only in compliance with the securities laws of any applicable jurisdiction and, without limiting the generality of the foregoing, the Issuer will legend the certificates representing the Common Shares if, in the opinion of counsel to the Trustee or Issuer, such legend is necessary in order to comply with the securities law of any applicable jurisdiction or the rules of any applicable stock exchange. Notwithstanding any other provisions of this Second Supplemental Indenture, in processing and registering transfers of 2025 Convertible Notes, and in processing conversions of 2025 Convertible Notes, no duty or responsibility whatsoever shall rest upon the Trustee to determine the compliance by any transferor or transferee or by a holder converting 2025 Convertible Notes with the terms of any legend affixed on the Holder certificates, or with the relevant securities laws or regulations, including, without limitation, Regulation S under the U.S. Securities Act, and the Trustee shall be entitled to assume that all transfers and conversions of 2025 Convertible Notes are legal and proper.

ARTICLE 4

ADJUSTMENT OF NUMBER OF COMMON SHARES AND CONVERSION PRICE

Section 4.1	Adjustment of Number of Common Shares and Conversion Price.

The conversion rights in effect under the 2025 Convertible Notes for Common Shares issuable upon the conversion of the 2025 Convertible Notes shall be subject to adjustment from time to time as follows:

(a)	if, at any time prior to the 2025 Convertible Note Maturity Date, the Issuer shall:

(i)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of Common Shares; or

(iii)

issue Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of distribution (other than a distribution of Common Shares upon the conversion of 2025 Convertible Notes);

the Conversion Price in effect on the effective date of such subdivision, re-division, change, reduction, combination, consolidation or on the record date of such distribution, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 4.1 shall occur. Upon any adjustment of the Conversion Price pursuant to Section 4.1, the Conversion Price shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment;

(b)

if and whenever at any time prior to the 2025 Convertible Notes Maturity Date, the Issuer shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the weighted average of the trading price per Common Share for each day there was a closing price for 20 consecutive trading days ending five Business Days prior to such date on any Exchange (the “Common Share Current Market Price”) on such record date (a “Common Share Rights Offering”), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Common Share Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Common Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that no such rights or warrants are exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Conversion Price pursuant to this Section 4.1(b), the Conversion Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 4.1(b) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates;

(c)

if and whenever at any time prior to the 2025 Convertible Notes Maturity Date the Issuer shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Issuer or any other entity (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Common Share Rights Offering; (iii) evidences of its indebtedness or (iv) any property or other assets then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Common Share Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Issuer (whose determination shall be conclusive), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Issuer from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Common Share Current Market Price; and Common Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Conversion Price pursuant to this Section 4.1(c), the Conversion Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment;

(d)

if and whenever at any time prior to the 2025 Convertible Notes Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Issuer other than as described in Section 4.1(c) or a consolidation, amalgamation, arrangement or merger of the Issuer with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Issuer as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Registered Holder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares that prior to such effective date the Registered Holder would have been entitled to receive, the number of shares or other securities or property of the Issuer or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Registered Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Registered Holder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the conversion of the 2025 Convertible Notes. If determined appropriate by the Trustee, relying on advice of counsel to the Trustee or Issuer, to give effect to or to evidence the provisions of this Section 4.1(d), the Issuer, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Second Supplemental Indenture with respect to the rights and interests thereafter of the Registered Holder to the end that the provisions set forth in this Second Supplemental Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Registered Holder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Issuer, any successor to the Issuer or such purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(e)

in any case in which this Section 4.1(e) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Issuer may defer, until the occurrence of such event, issuing to the Registered Holder of any 2025 Convertible Note converted after such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Issuer shall deliver to such Registered Holder an appropriate instrument evidencing such Registered Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of conversion or such later date as such Registered Holder would, but for the provisions of this Section 4.1(e), have become the holder of record of such additional Common Shares pursuant to Section 4.1;

(f)

in any case in which Section 4.1(a)(iii), Section 4.1(b) or Section 4.1(c), require that an adjustment be made to the Conversion Price, no such adjustment shall be made if the Registered Holders of the outstanding 2025 Convertible Notes receive, subject to the approval of the Exchanges if required, the rights or warrants referred to in Section 4.1(a)(iii), Section 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 4.1(c), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding 2025 Convertible Note having then been converted into Common Shares at the Conversion Price in effect on the applicable record date or effective date, as the case may be;

(g)

the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Conversion Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section 4.1, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(h)

after any adjustment pursuant to this Section 4.1, the term “Common Shares” where used in this Second Supplemental Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Registered Holder is entitled to receive upon the conversion of its 2025 Convertible Notes, and the number of Common Shares indicated by any conversion made pursuant to a 2025 Convertible Note shall be interpreted to mean the number of Common Shares or other property or securities a Registered Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full or partial conversion of a 2025 Convertible Note.

Section 4.2	Entitlement to Common Shares on Conversion of 2025 Convertible Notes.

All Common Shares or shares of any class or other securities, which a Registered Holder is at the time in question entitled to receive on the conversion of its 2025 Convertible Note, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Second Supplemental Indenture, be deemed to be Common Shares which such Registered Holder is entitled to acquire pursuant to such 2025 Convertible Note.

Section 4.3	No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the 2025 Convertible Notes if the issue of Common Shares (or Common Shares) is being made pursuant to this Second Supplemental Indenture or in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Issuer; or (b) the satisfaction of existing instruments issued at the date hereof.

Section 4.4	Determination by Auditors.

In the event of any question arising with respect to the adjustments provided for in this Article 4 such question shall be conclusively determined by an independent firm of chartered accountants other than the auditors of the Issuer, who shall have access to all necessary records of the Issuer, and such determination shall be binding upon the Issuer, the Trustee, all holders and all other persons interested therein.

Section 4.5	Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the 2025 Convertible Notes, including the number of Common Shares which are to be received upon the conversion thereof, the Issuer shall take any action which may, in the opinion of counsel to the Trustee or Issuer, be necessary in order that the Issuer has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such 2025 Convertible Notes are entitled to receive on the conversion thereof in accordance with the provisions hereof.

Section 4.6	Certificate of Adjustment.

The Issuer shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this Article 4, deliver a certificate of the Issuer to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Issuer’s auditors verifying such calculation. The Trustee shall rely, and shall be protected in so doing, upon the certificate of the Issuer or of the Issuer’s auditor and any other document filed by the Issuer pursuant to this Article 4 for all purposes.

Section 4.7	Notice of Special Matters.

The Issuer covenants with the Trustee that, so long as any 2025 Convertible Notes remain outstanding, it will give notice to the Trustee and to the Registered Holder of its intention to fix a record date that is prior to the 2025 Convertible Notes Maturity Date for any matter for which an adjustment may be required pursuant to Section 4.1. Such notice shall specify the particulars of such event and the record date for such event, provided that the Issuer shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 14 days prior to such applicable record date. If notice has been given and the adjustment is not then determinable, the Issuer shall promptly, after the adjustment is determinable, file with the Trustee a computation of the adjustment and give notice to the Registered Holders of such adjustment computation.

Section 4.8	Protection of Trustee.

The Trustee shall not:

(a)

at any time be under any duty or responsibility to any Registered Holder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any 2025 Convertible Note; and

(c)

incur any liability or be in any way responsible for the consequences of any breach on the part of the Issuer of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Issuer.

Section 4.9	Other Adjustments.

If the Issuer after the date hereof shall take any action affecting the Common Shares, other than an action described in this Article 4 which, in the opinion of the directors of the Issuer, would have a material adverse effect on the rights of Registered Holders, or the Conversion Price, there shall be an adjustment in such manner, if any, and at such time, by action of the directors, acting reasonably and in good faith, as they may reasonably determine to be equitable to the Registered Holders in such circumstances, provided that no such adjustment will be made unless prior approval of any stock exchange on which the Common Shares are listed for trading, if any, has been obtained.

Section 4.10	Participation by Holder.

No adjustments shall be made pursuant to this Article 4 if the Registered Holder are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Registered Holder had converted their 2025 Convertible Notes prior to, or on the effective date or record date of, such event.

ARTICLE 5

MISCELLANEOUS

Section 5.1	Acceptance of Trust.

The Trustee accepts the trusts in this Second Supplemental Indenture and agrees to carry out and discharge the same upon the terms and conditions set out in this Second Supplemental Indenture and in accordance with the Indenture.

Section 5.2	Confirmation of Indenture.

The Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed and for greater certainty the Issuer acknowledges and confirms that the Security Documents granted by it pursuant to the Indenture secure the due payment of all principal, interest and other amounts outstanding under the 2025 Convertible Notes.

Section 5.3	Effective Date

This Second Supplemental Indenture shall take effect upon the date first above written.

Section 5.4	Counterparts.

This Second Supplemental Indenture may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument. Counterparts may be executed either in original or electronic form and the parties hereto adopt any signatures received by electronic means as original signatures of the parties.

Section 5.5	Fax/Email.

The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Trustee (“Electronic Methods”) from a person purporting to be (and whom such Trustee, acting reasonably, believes in good faith to be) the authorized representative of the Issuer, as sufficient instructions and authority of the Issuer for the Trustee to act and shall have no duty to verify or confirm that person is so authorized. The Issuer acknowledges that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than Electronic Methods.

Section 5.6	Force Majeure.

The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, pandemic, local or national disturbance or disaster, any act of terrorism, cyber terrorism, loss or malfunctions of utilities, computer (hardware or software) or communication services or the unavailability of any wire or facsimile or other wire or communication facility).

Section 5.7	Trial by Jury.

The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

[Signature Page Follows]

IN WITNESS OF WHICH this Second Supplemental Indenture has been duly executed by the Issuer and the Trustee.

Dated as of the date first written above.

COLUMBIA CARE INC.

Per:	(signed) “Nicholas Vita”
Nicholas Vita
Chief Executive Officer

ODYSSEY TRUST COMPANY

Per:	(signed) “Dan Sander”
Dan Sander
VP, Corporate Trust

Per:	(signed) “Amy Douglas”
Amy Douglas
Director, Corporate Trust

[Signature Page for Indenture]

Schedule “A”

FORM OF NOTE CERTIFICATE

[UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]].

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO COLUMBIA CARE INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]1

[THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THESE SECURITIES, AGREES FOR THE BENEFIT OF COLUMBIA CARE INC. (THE “CORPORATION”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO ODYSSEY TRUST COMPANY AND TO THE ISSUER TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]2

[1]	NTD: Include legend on Global Note
[2]	NTD: Include for US Subscribers.

“A” - 1

CUSIP ●
ISIN ●
No. ●	US$●

COLUMBIA CARE INC.

(a corporation formed under the laws of the Business Corporations Act (British Columbia))

6.00% Senior Secured 2025 Convertible Note

Due June 29, 2025

COLUMBIA CARE INC. (the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture dated as of May 14, 2020 (the “Master Trust Indenture”), as supplemented by the second supplemental indenture dated as of June 29, 2021 (the “Second Supplemental Indenture” and collectively with the Master Trust Indenture, the “Indenture”), between the Issuer and Odyssey Trust Company (the “Trustee”), promises to pay to                                               on June 29, 2025 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of ● Dollars (US$●) in lawful money of the United States of America on presentation and surrender of this 2025 Convertible Note at the main branch of the Trustee in Vancouver, British Columbia in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, at the rate of 6.00% per annum (based on a year of 365 days), in like money, in arrears in equal installments on the six month anniversary of the Issue Date and the Maturity Date, and, should the Issuer at any time make default in the payment of any principal, or interest, to pay interest on the amount in default at the same rate, in like money and on the same date.

Interest on this 2025 Convertible Note will be computed on the basis of a 365-day or 366-day year, as applicable, and will be payable in equal semi-annual amounts; provided that for any Interest Period that is shorter than a full semi-annual interest period, interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, and the actual number of days elapsed in that period.

If the date for payment of any amount of principal, premium or interest is not a Business Day at the place of payment, then payment will be made on the next Business Day and the holder hereof will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of this Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any Taxes deducted or withheld), satisfy and discharge all liability for interest on this 2025 Convertible Note.

This Note is one of the 6.00% Senior Secured 2025 Convertible Notes (referred to herein as the “2025 Convertible Notes”) of the Issuer issued under the provisions of the Indenture. The 2025 Convertible Notes authorized for issue immediately are limited to an aggregate principal amount of US$● in lawful money of the United States. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the 2025 Convertible Notes are or are to be issued and held and the rights and remedies of the holders of the 2025 Convertible Notes and of the Issuer and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

“A” - 2

The 2025 Convertible Notes are issuable at a price of US$1,000 per US$1,000 of principal amount and only in denominations of US$1,000 and integral multiples of US$1,000. Upon compliance with the provisions of the Indenture, 2025 Convertible Notes of any denomination may be exchanged for an equal aggregate principal amount of 2025 Convertible Notes in any other authorized denomination or denominations.

Any part, being US$1,000 or an integral multiple thereof, of the principal of this 2025 Convertible Note, provided that the principal amount of this 2025 Convertible Note is in a denomination in excess of US$1,000, is convertible, at the option of the holder hereof, upon surrender of this 2025 Convertible Note at the principal office of the Trustee in Vancouver, British Columbia, at any time prior to the close of business on the date which falls 10 days prior to the Maturity Date, into Common Shares (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at a conversion price per Common Share equal to US$6.49 payable on the Business Day prior to the date of conversion (the “Conversion Price”), adjusted downwards for any cash dividends paid to holders of the common shares of the Issuer (the “Common Shares”), all subject to the terms and conditions and in the manner set forth herein.

The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion and holders will receive a cash payment in satisfaction of any fractional interest.

Upon the occurrence of a Change of Control of the Issuer, the Issuer is required to make an offer, at the option of each Holder, to purchase all of the 2025 Convertible Notes at a cash price equal to 101% principal amount of such 2025 Convertible Notes in accordance with the terms of the Indenture.

The indebtedness evidenced by this 2025 Convertible Note, and by all other 2025 Convertible Notes now or hereafter certified and delivered under the Indenture, is a direct secured obligation of the Issuer.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The 2025 Convertible Notes and Common Shares issuable upon conversion hereof have not and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. The 2025 Convertible Notes and the Common Shares may only be offered, sold, pledged or otherwise transferred to (i) the Issuer, or (ii) outside the United States to a person who is not a “U.S. person” (as defined by Regulation S under the U.S. Securities Act) in accordance with an applicable exemption under the U.S. Securities Act and applicable local securities laws and regulations.

The Indenture contains provisions making binding upon all holders of 2025 Convertible Notes outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of 2025 Convertible Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this 2025 Convertible Note or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares, officers, directors and employees of the Issuer in respect of any obligation or claim arising out of the Indenture or this 2025 Convertible Note.

This 2025 Convertible Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Vancouver and in such other place or places and/or by such other registrars (if any) as the Issuer with the approval of the Trustee may designate. No transfer of this 2025 Convertible Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar,

“A” - 3

and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon surrender of this 2025 Convertible Note for cancellation. Thereupon a new 2025 Convertible Note or 2025 Convertible Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This 2025 Convertible Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this 2025 Convertible Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

[Reminder of this page intentionally left blank.]

“A” - 4

IN WITNESS WHEREOF COLUMBIA CARE INC. has caused this 2025 Convertible Note to be signed by its authorized representatives as of the 29th day of June, 2021.

COLUMBIA CARE INC.

By:
Authorized Signatory

This 2025 Convertible Note is one of the 6.00% Senior Secured 2025 Convertible Note due June 29, 2025 referred to in the Indenture within mentioned.

ODYSSEY TRUST COMPANY

By:
Authorized Signatory

Date:

[Signature Page for Note Certificate]

FORM OF TRANSFER

ODYSSEY TRUST COMPANY FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the 2025 Convertible Notes represented by this 2025 Convertible Note Certificate and hereby irrevocable constitutes and appoints                      as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Trustee.

DATED this day          of             , 20 .

In the case of a 2025 Convertible Note Certificate bearing the restrictive U.S. legend described in Section 3.3(b) of the Indenture, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐ the transfer is being made to the Issuer; or

☐ the transfer is being made outside the United States to a person who is not a “U.S. person” (as defined by Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) in accordance with an applicable exemption under the U.S. Securities Act and applicable local securities laws and regulations.

SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW)
)
Signature of Transferor
)
)
Guarantor’s Signature/Stamp		Name of Transferor
)
)

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

“A” - 6

•

Canada: A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule 1 chartered bank.

•

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

“A” - 7

APPENDIX “1”

TO CDS GLOBAL 2025 CONVERTIBLE NOTE

COLUMBIA CARE INC.

6.00% SENIOR SECURED CONVERTIBLE NOTES

DUE JUNE 29, 2025

Initial Principal Amount: US$●

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

“A” - 8

Schedule “B”

FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE

To:	COLUMBIA CARE INC.

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 6.00% Secured 2025 Convertible Notes irrevocably elects to convert such 2025 Convertible Notes (or US$● principal amount thereof*) in accordance with the terms of the Indenture referred to in such 2025 Convertible Notes and tenders herewith the 2025 Convertible Notes and directs that the Common Shares of Columbia Care Inc. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:	(Signature of Registered Holder)

* If less than the full principal amount of the 2025 Convertible Notes, indicate in the space provided the principal amount (which must be US$1,000 or integral multiples thereof).

NOTE: If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

Address:

City, Province and Postal Code

Name of Guarantor:

Authorized Signature:

“B” - 1